UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2006
GIANT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10398	86-0642718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23733 North Scottsdale Road
Scottsdale, Arizona		85255

(Address of principal executive offices)		(Zip Code)
(480) 585-8888
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Amendment to Merger Agreement
     On August 26, 2006, Giant Industries, Inc., a Delaware corporation (“Giant”), Western Refining, Inc., a Delaware corporation (“Western”), and New Acquisition Corporation, a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged into Giant, with Giant continuing after the merger as the surviving corporation and a wholly-owned, direct subsidiary of Western (the “Merger”). On November 12, 2006, Giant, Western and Merger Sub entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”). The Amendment modifies the Merger Agreement as follows:
     (a) The per share merger consideration payable to the stockholders of Giant at the effective time of the Merger (the “Effective Time”), other than to stockholders who are entitled to and properly exercise dissenters’ rights under Delaware law, has been reduced from $83.00 per share to $77.00 per share.
     (b) Giant is released from the no-shop provisions for a period of 30 days, during which it may affirmatively solicit additional buyers. If Giant receives an offer that the Board of Directors believes in the exercise of its fiduciary duties constitutes a Superior Proposal, the Board may terminate the Merger Agreement and pay Western a break-up fee. The break-up fee was proportionately reduced with the reduction in the merger consideration from $37.5 million to $34 million.
     (c) The outside closing date was extended to April 30, 2007, the threshold with respect to dissenting shares was increased from 10% to 20%, the overall bonus pool available for Giant employees was reduced from $13 million to $9.5 million, and Mr. Holliger’s consulting agreement with Western was amended as provided below.
     (d) All references in the Merger Agreement to the phrase “Material Adverse Effect” are replaced with the phrase “Catastrophic Material Adverse Effect”; the phrase “Catastrophic Material Adverse Effect” is defined in the Amendment generally by reference to the former definition of Material Adverse Effect, provided that individual changes, events or effects must be $10 million or more, net of insurance, and the aggregate of all changes, events or effects must be $200 million or more, net of insurance, prior to December 31, 2011, for a Catastrophic Material Adverse Effect to occur; and if a Catastrophic Material Adverse Effect occurs, a condition to closing will have failed which would give Western only the right to terminate the transaction.
     (e) Corresponding changes and other procedural or technical changes were made to certain of the representations and warranties, covenants and agreements, closing conditions and termination rights, all as set forth in the Amendment.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. You are encouraged to review the Amendment, together with the copy of the Merger Agreement filed with the Company’s current report on Form 8-K filed on August 28, 2006, for a more complete understanding of the changes to the transaction.

     Amendment to Consulting Agreement
     Concurrently with, and as a Western condition to, the execution of the Amendment, Fred L. Holliger, Giant’s Chairman and Chief Executive Officer, entered into an Amendment No. 1 to Consulting and Non-competition Agreement with Western (the “Amended Consulting Agreement”). The Amended Consulting Agreement will take effect at the Effective Time. The Amended Consulting Agreement reduces the number of hours each month that Mr. Holliger will be required to be available to provide consulting services to Western, eliminates his aircraft travel allowance of $500,000 for each twelve-month period and reduces his consulting payments from $730,000 to $440,000 for each twelve-month period. The Amendment No. 1 to Consulting and Non-competition Agreement is filed as Exhibit 10.1 hereto.
     Caution Required by Certain Securities and Exchange Commission Rules
     This current report on Form 8-K may be deemed to be soliciting material relating to the proposed Merger transaction between Western and Giant. In connection with the proposed Merger, Giant has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”), and will file a revised proxy statement to reflect the Amendment. Investors and security holders of Giant are advised to read the revised proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed Merger. The final proxy statement will be mailed to stockholders of Giant. Investors and security holders may obtain a free copy of the final proxy statement when it becomes available, and other documents filed by Giant with the SEC, at the SEC’s website at http://www.sec.gov. Copies of the final proxy statement, when it becomes available, and Giant’s other filings with the SEC also may be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention: Investor Relations.
     Giant, Western and their respective directors, executive officers, other members of their management and employees may be deemed, under SEC rules, to be soliciting proxies from Giant’s stockholders in favor of the proposed Merger. Information regarding Giant’s directors and executive officers is available in Giant’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 1, 2006. Information regarding Western’s directors and executive officers is available in Western’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 25, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
     Forward-Looking Information
     The matters discussed in this current report on Form 8-K that are not historical or current facts may be forward looking information, including whether and when the transactions contemplated by the Merger Agreement may be completed. Such forward looking statements are subject to inherent risks and uncertainties, including the effect of the 30-day release of Giant from the no-shop clause, whether a Catastrophic Material Adverse Effect will occur that will cause a failure of a closing condition, and other risks and uncertainties described from time to time in Giant’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2005. This current report on Form 8-K speaks only as of its date, and Giant disclaims any duty to update this information.
Item 2.02 Results of Operations and Financial Condition
     On November 13, 2006, the Company issued a press release announcing its net earnings for the third quarter ended September 30, 2006, a copy of which is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     Press Release
     On November 13, 2006, Giant and Western issued a joint press release regarding the Amendment. The press release is filed as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated November 12, 2006, among Giant Industries, Inc., Western Refining, Inc. and New Acquisition Corporation.*

10.1	Amendment No. 1 to Consulting and Non-Competition Agreement, dated November 12, 2006, between Fred L. Holliger and Western Refining, Inc.

99.1	Press Release, dated November 13, 2006, issued by Giant Industries, Inc., regarding net earnings.

99.2	Press Release, dated November 13, 2006, issued by Western Refining, Inc. and Giant Industries, Inc., regarding amendment to merger agreement.

*	The Updated Disclosure Letter and related schedules have been omitted from this filing, but will be furnished supplementally by Giant to the SEC upon its request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIANT INDUSTRIES, INC. (Registrant)
	By:	/s/ Mark B. Cox
Date: November 13, 2006		Mark B Cox
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated November 12, 2006, among Giant Industries, Inc., Western Refining, Inc. and New Acquisition Corporation.*

10.1	Amendment No. 1 to Consulting and Non-competition Agreement, dated November 12, 2006, between Fred L. Holliger and Western Refining, Inc.

99.1	Press Release, dated November 13, 2006, issued by Giant Industries, Inc., regarding net earnings.

99.2	Press Release, dated November 13, 2006, issued by Western Refining, Inc. and Giant Industries, Inc., regarding amendment to merger agreement.

*	The Disclosure Letter and related schedules have been omitted from this filing, but will be furnished supplementally by Giant to the SEC upon its request.